EXHIBIT 5.1

March 6, 2012

CaesarStone Sdot-Yam Ltd.

Kibbutz Sdot Yam

MP Menashe, 38805

Israel

Re: Registration Statement on Form F-1

Dear Ladies and Gentlemen,

We have acted as special Israeli counsel for CaesarStone Sdot-Yam Ltd., an Israeli company (the “Company”), in connection with the preparation of a registration statement on Form F-1 (as hereafter amended or supplemented, the “Registration Statement”) filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”), on March 6, 2012 in connection with a proposed underwritten public offering by the Company and by shareholders of (i) up to 5,660,000 Ordinary Shares, par value NIS 0.04 per share, of the Company to be sold by the Company (the “Firm Company Shares”), and up to 1,000,000 Ordinary Shares, par value NIS 0.04 per share, to be sold by shareholders of the Company (the “Firm Shareholder Shares” and, together with the “Firm Company Shares”, the “Firm Shares”) and (ii) up to an additional 999,000 Ordinary Shares, par value NIS 0.04 per share, to be sold by shareholders of the Company (the “Additional Shareholder Shares” and, together with the Firm Shareholder Shares, the “Shareholder Shares”) if the several underwriters of the Offering (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement to be entered into by and among the Company, certain shareholders of the Company named in Schedule 2 to the Underwriting Agreement and the Underwriters elect to exercise an over-allotment option contemplated to be granted to the Underwriters by certain shareholders of the Company.

In our capacity as special Israeli counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s Articles of Association, resolutions of the Company’s Audit Committee, Board of Directors and Shareholders provided to us by the Company and originals or conformed copies of such corporate records, agreements and instruments of the Company, and such other documents and records, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

In connection with this opinion, we have examined such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. Upon the basis of such examination, we are of the opinion that (i) the Firm Company Shares have been duly authorized by the Company, and upon issuance and sale by the Company of the Firm Company Shares as contemplated in the Registration Statement upon delivery thereof against payment therefor as described in the Registration Statement and, subject to final action by the board of directors of the Company or a pricing committee of the board of directors approving the precise number and the price of the Company Shares, will be validly issued, fully paid and non-assessable and (ii) the Shareholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm in the sections of the Registration Statement entitled “Legal matters” and

“Enforceability of civil liabilities”. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

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